UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Second Amendment to Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P.

On November 7, 2019, Preferred Apartment Communities, Inc. ("PAC" or the "Company"), as general partner, executed the Second Amendment (the "Amendment") to the Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership"). The Amendment amends the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 3, 2016, among the Company, Preferred Apartment Advisors, LLC, a Delaware limited liability company ("PAA"), and the limited partners party thereto, as amended by that certain First Amendment to the Partnership Agreement dated as of January 25, 2017 among the Company, PAA, and the limited partners party thereto (the "Partnership Agreement").

The Amendment adds two new classes of partnership units designated as (i) a Series M1 Redeemable Preferred Unit of the Partnership to correspond to the Company's Series M1 Redeemable Preferred Stock, $0.01 par value per share, for which articles supplementary were previously filed with the Registration Statement on Form S-3 (Registration No. 333-233576) filed by the Company with the Securities and Exchange Commission on August 30, 2019 and (ii) a Series A1 Redeemable Preferred Unit of the Partnership to correspond to the Company's Series A1 Redeemable Preferred Stock, $0.01 par value per share, for which articles supplementary were previously filed with the Registration Statement on Form S-3 (Registration No. 333-233576) filed by the Company with the Securities and Exchange Commission on August 30, 2019.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01    Other Events

On November 7, 2019, the Company issued a press release announcing its fourth quarter 2019 common stock dividend. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On November 7, 2019, the Conflicts Committee of the Board of Directors of the Company approved reimbursing PAA for expenses incurred above the Company's 1.5% cap (the "O&O Limit") on organizational and offering expenses ("O&O Expenses") related to the Company's offering of shares of our Series M Redeemable Preferred Stock, par value $0.01 per share ("mShares Offering"). The Company currently anticipates that its aggregate O&O Expenses will be less than 5% of gross offering proceeds for the mShares Offering but will exceed the O&O Limit by approximately $3.2 million. Nonetheless, the Company currently expects that the combined aggregate underwriting expenses, aggregate O&O Expenses and other properly documented expenses associated with the mShares Offering will not exceed 10% of the gross offering proceeds for the mShares Offering.

Forward-Looking Statements

This Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of forward-looking terminology such as "may", "trend", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "goals", "objectives", "outlook" and similar expressions. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in PAC's filings with the Securities and Exchange Commission. PAC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1
Second Amendment to the Sixth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P. entered into as of November 7, 2019 by Preferred Apartment Communities, Inc., as general partner.

99.1	Press Release dated November 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: November 7, 2019	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary